Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(70,383)
Unrealized Gain (Loss) on Market Value of Futures	(96,616)
Dividend Income	645
Interest Income	2,241
ETF Transaction Fees	350
Total Income (Loss)	$(163,763)

Expenses
General Partner Management Fees	$3,932
Brokerage Commissions	1,339
Non-interested Directors' Fees and Expenses	49
Prepaid Insurance Expense	98
NYMEX License Fee	98
Total Expenses	5,516
Expense Waiver	(796)
Net Expenses	$4,720
Net Income (Loss)	$(168,483)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 2/1/17	$6,367,074
Additions (50,000 Shares)	3,209,509
Net Income (Loss)	(168,483)

Net Asset Value End of Month	$9,408,100
Net Asset Value Per Share (150,000 Shares)	$62.72

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612